Exhibit 10.30

THIS AGREEMENT, made and entered into as of this 27th day of June, 2002 by and between Beverly National Corporation (the “Corporation”) and Lawrence M. Smith (hereinafter called the “Executive”) is the First Amendment to the Amended and Restated Supplemental Executive Retirement Agreement dated February 6, 2002, by and between the Corporation and Executive (the “2002 SERP”) and the Amended and Restated Supplemental Executive Retirement Agreement dated December 24, 1996, as previously amended (the “1994 SERP” and collectively with the 2002 SERP the “Agreements”).

In consideration of the option granted by the Corporation to Executive, pursuant to a letter agreement dated the date hereof and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Corporation hereby amend the Agreement as follows:

1.	Section 2.01 of the 2002 SERP is hereby amended to read in its entirety as follows, and Section 2.02 of the 2002 SERP is hereby deleted:

“2.01.    Retirement Benefits. The Executive has announced that he will retire on July 31, 2002, which shall be the effective date of his retirement for purposes of this Agreement. The Executive shall be entitled to a retirement benefit equal to $101,931 per annum for twenty (20) years (payable monthly in 240 installments in the amount of $8,494.25 each, beginning August 1, 2002 and continuing on the same day of each succeeding month). Such benefit shall represent payment in full of all obligations under both this Agreement and the Amended and Restated Supplemental Executive Retirement Agreement entered into December 24, 1996 by and between the Corporation and the Executive, as from time to time amended (the “1994 SERP”).”

2.	Section 1.01 of the 1994 SERP is hereby amended to read in its entirety as follows, and Section 2.01 thereof shall be deleted:

“1.01.    Retirement Benefits. The Executive retirement benefit under this Agreement is included in (and shall be satisfied in full by the payment in full of) the benefit provided under the terms of the Amended and Restated Supplemental Executive Retirement Agreement dated February 6, 2002, by and between the Corporation and Executive, as amended through June 27, 2002.”

All other terms and conditions of the Agreements continue in full force and effect.

BEVERLY NATIONAL CORPORATION

/s/ PAUL J. GERMANO	By:	/s/ ALICE B. GRIFFIN
Paul J. Germano Witness		Alice B. Griffin

/s/ LAWRENCE M. SMITH
Lawrence M. Smith

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